SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 4, 2012
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RESEARCH FRONTIERS INCORPORATED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	1-9399	11-2103466
(STATE OR OTHER JURISDICTION	(COMMISSION FILE NUMBER)	(IRS EMPLOYER
OF INCORPORATION)		IDENTIFICATION NO.)

240 CROSSWAYS PARK DRIVE
WOODBURY, NEW YORK 11797-2033
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On June 4, 2012, Research Frontiers Inc. (Nasdaq: REFR) announced that Vision Systems’ SPD-Smart transportation products will be exhibited (Stand K 7) at Transports Publics 2012 being held June 5-7, 2012 at Paris-Expo, Porte de Versailles in Paris, France.

Transports Publics 2012 is a leading European professional exhibition for all key players in public transport and sustainable transport solutions including decision-makers from the rail, bus and coach sectors. This year’s event is expected to attract 10,000 attendees from 50 countries.

Vision Systems will feature its fast-switching and infinitely tunable SPD-Smart Noctis product at Transports Public and will highlight the variety of light-control capabilities available with Noctis including its ability to be controlled using a touch screen or wirelessly with a smart phone.

Vision Systems’ OEM customer SAFRA is exhibiting (Stand D 29) its BUSINOVA transit bus at Transports Publics. This bus features Vision Systems’ SPD-Smart Nuance roof glass. SAFRA describes BUSINOVA as having “unrivalled performance in terms of respect for the environment as well as its capacity and technology.”

Carl Putman, CEO of Vision Systems commented: “Transports Publics is an excellent event for our company and we anticipate a great deal of interest in our SPD-Smart products. Many attendees are directly involved in specification and purchasing decisions, and they will be able to experience the extraordinary light-control capabilities of our SPD-Smart Nuance and Noctis products. In addition to meeting with Vision Systems’ team at our booth, I encourage people also to experience first-hand our SPD-Smart Nuance roof glass in the extraordinary BUSINOVA from SAFRA.”

Known as “Architects of Innovation,” Vision Systems is a first tier system supplier to the aeronautics and automotive industries. The Company’s SPD-Smart Nuance and Noctis products offer instant and precise light-control at all levels which provides original equipment manufacturers and their customers with a solar protection solution that enhances comfort and supports fuel efficiency. These variable tint window and roof shades and cabin dividers are impact-resistant, completely silent, available in flat and curved surfaces, and can be controlled manually or automatically. Vision Systems’ SPD-Smart Noctis product line offers enhanced blackout solar protection and complete privacy. Details about Vision Systems and their SPD-Smart products can be found by visiting the automotive and aerospace and sections of their website.

About Research Frontiers Inc.

Research Frontiers Inc. is the developer of SPD-Smart light-control technology which allows users to instantly, precisely and uniformly control the shading of glass or plastic, either manually or automatically. Having invested over $84 million to date to develop its technology, the Company has been granted 288 patents for its SPD technology and has pending patent applications that, if granted, would add approximately 250 additional patents. Research Frontiers has built an infrastructure of 39 licensed companies that collectively are capable of serving the growing global demand for smart glass products in automobiles, homes, buildings, aircraft and boats.

This report may include statements that may constitute "forward-looking" statements as referenced in the Private Securities Litigation Reform Act of 1995. Those statements usually contain words such as "believe", "estimate", "project", "intend", "expect", or similar expressions. Any forward-looking statements are made by the Company in good faith, pursuant to the safe-harbor provisions of the Act. These forward-looking statements reflect management's current views and projections regarding economic conditions, industry environments and Company performance. Factors, which could significantly change results, include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company's financial condition and several business factors. Additional information regarding these and other factors may be included in the Company's quarterly 10-Q and 10K filings and other public documents, copies of which are available from the Company on request. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this report.

The information in this Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH FRONTIERS INCORPORATED

/s/ Joseph M. Harary
By: Joseph M. Harary
Title: President and CEO

Dated: June 4, 2012